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                                  EXHIBIT 23.1






                                 January 6, 1997


                            CONSENT OF LEGAL COUNSEL


Board of Directors
BankWest Financial, Inc.
44 West Idaho
Kalispell, Montana 55904

Dear Madam and Sirs:

     We consent to the use in the Form S-4 Registration Statement of BankWest Financial, Inc. (the "Corporation"), relating to the proposed reorganization involving the Corporation, BankWest Interim Bank, N.A. and BankWest, National Association, our name and the statement with respect to our firm under the heading of "LEGAL OPINIONS" in the Prospectus/Proxy Statement.

                                    Sincerely yours,

                                    ROTHGERBER, APPEL, POWERS & JOHNSON LLP